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                                                                    EXHIBIT 23.7

                    [LETTERHEAD OF BEAR, STEARNS & CO. INC.]
                      CONSENT OF BEAR, STEARNS & CO. INC.

    We hereby consent to the use of our name and to the description of our opinion letter, dated May 11, 2000, under the caption "Opinion of Y&R's Financial Advisors" as set forth in the proxy statement/ information statement/prospectus dated June 30, 2000, and to the inclusion of such opinion letter as Appendix C to the proxy statement/information statement/prospectus which is part of the Registration Statement on Form F-4 of WPP Group plc and Young & Rubicam Inc. By giving such consent, we do not thereby admit that we are also experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Dated: June 29, 2000

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                                                       BEAR, STEARNS & CO. INC.

                                                       By:            /s/ RICHARD L. METRICK
                                                            -----------------------------------------
                                                                        Richard L. Metrick
                                                                     Senior Managing Director
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